SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) of the

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

December 12, 2003

PROSOFTTRAINING

(Exact name of registrant as specified in its charter)

Nevada	000-21535	87-0448639
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

410 N. 44th Street, Suite 600, Phoenix, Arizona	85008
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:

(602) 794-4199

(Former name or former address, if changed since last report)

ITEM 5.	OTHER EVENTS AND REQUIRED FD DISCLOSURE.

On December 12, 2003, ProsoftTraining disclosed that a Nasdaq Listing Qualifications Panel has granted ProsoftTraining an exception to the $1.00 minimum bid price requirement to allow for further developments in the U.S. Securities and Exchange Commission rule-making process. The exception extends through January 30, 2004. A copy of the press release is attached as Exhibit 99.1.

ITEM 7.	FINANCIAL STATEMENTS AND EXHIBITS.

(a)	Not applicable.

(b)	Not applicable.

(c)	EXHIBITS

99.1	ProsoftTraining press release dated December 12, 2003.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROSOFTTRAINING
(Registrant)

Date: December 15, 2003	By:	/s/ William J. Weronick
		Name:	William J. Weronick
		Title:	Vice President Finance

EXHIBIT 99.1

[PROSOFTTRAINING LOGO]	Contact:	Investor Relations
ProsoftTraining
602-794-4101
investors@prosofttraining.com

ProsoftTraining Granted Additional Extension by Nasdaq

Phoenix, Arizona – December 12, 2003 - ProsoftTraining (Nasdaq: POSO) today announced that a Nasdaq Listing Qualifications Panel has granted the Company an exception to the $1.00 minimum bid price requirement. The exception extends through January 30, 2004, and allows for further developments in the U.S. Securities and Exchange Commission rule-making process. The Panel based its determination upon Prosoft’s continued compliance with all requirements for initial listing other than bid price.

The Panel previously had granted the Company an exception through December 1, 2003. On September 25, 2003, Nasdaq amended a prior filing with the SEC seeking to modify the compliance-period rules for issuers attempting to regain compliance with the Nasdaq minimum bid price requirement. The SEC has not yet approved Nasdaq’s proposal.

This press release contains forward-looking information relating to the Company’s continued listing on the Nasdaq SmallCap Market. Investors should consider this fact along with other risk factors identified in the Company’s filings with the Securities and Exchange Commission, including but not limited to the Company’s Annual Report on Form 10-K.

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